EXHIBIT 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the use in this Amendment No. 4 to the Registration Statement of Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.) on Form SB-2 of our report, which included an explanatory paragraph as to the Company's ability to continue as a going concern, dated March 10, 2005 relating to the financial statements of the Company, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Marcum & Kliegman LLP
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New York, New York
June 24, 2005